Exhibit 99.1

Clearwater Paper Appoints Michael J. Murphy as Chief Financial Officer

SPOKANE, Wash.--(BUSINESS WIRE)--April 9, 2020--Clearwater Paper Corporation (NYSE: CLW) today announced the appointment of Michael (Mike) J. Murphy as senior vice president and chief financial officer, effective April 13, 2020, to oversee the company’s finance and strategy functions. Mr. Murphy succeeds Robert (Bob) G. Hrivnak who will be leaving the company.

Arsen S. Kitch, president and chief executive officer, said, “On behalf of the board, I am pleased to welcome Mike Murphy to Clearwater Paper. Mike is a respected leader who brings more than 25 years of paper industry and finance experience. His background in optimizing financial and business processes, paired with his strategic acumen, will help our team achieve near- and long-term opportunities. We look forward to Mike playing a vital role as we focus on ensuring continuous operations to serve the heightened, near-term demand for our essential goods, and longer term, as we focus on delivering strong financial performance and value creation for our shareholders.”

Mr. Murphy joins Clearwater Paper from NxEdge, Inc., where he served as CFO. Prior to NxEdge, he held senior finance, risk management, and strategy positions with Kapstone Paper and Packaging and Boise, Inc. In addition to his industry experience, Mr. Murphy has over 17 years in investment banking with J.P. Morgan Securities and John Nuveen & Co. He earned Bachelor of Science degrees in chemical engineering and biomedical engineering from Northwestern University and a Master of Business Administration with an emphasis on accounting and analytical finance from the University of Chicago Booth School of Business. Mr. Murphy is also a certified public accountant.

"I'm honored to join Clearwater Paper," said Mr. Murphy. "The team has built a solid platform to deliver enhanced value, and I look forward to helping them capture the many opportunities ahead for the company."

Mr. Kitch added, “On behalf of the company, I want to thank Bob for his contributions and expertise. Over the past year, Bob has been instrumental in strengthening our internal controls and procedures and implementing a more rigorous process to our accounting and reporting practices. We wish Bob the best in his future endeavors.”

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the expected contributions and benefits of the new officer, product demand, the company’s operating and financial performance, strategies, and shareholder value. These forward-looking statements are based on current expectations that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements based on new developments or changes to the company’s expectations.

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

Contacts

News media
Clearwater Paper Corporation
Shannon Myers, Sr. Director, Corporate Communications
Phone: 509-344-5967
shannon.myers@clearwaterpaper.com

Investors
Solebury Trout
Sloan Bohlen
509.344.5906
investorinfo@clearwaterpaper.com